Exhibit 99.1

CONTACT:	John Hyre, Investor Relations Commercial Vehicle Group, Inc. (614) 289-5157
FOR IMMEDIATE RELEASE
COMMERCIAL VEHICLE GROUP ANNOUNCES RECEIPT OF REQUISITE
CONSENTS FOR CONSENT SOLICITATIONS FOR ITS 8% SENIOR NOTES DUE
2013 AND ITS 11%/13% THIRD LIEN SENIOR SECURED NOTES DUE 2013
NEW ALBANY, OHIO, April 22, 2011 — Commercial Vehicle Group, Inc. (Nasdaq: CVGI) (the “Company”) announced today that it has received, pursuant to its previously announced cash tender offers and consent solicitations with respect to all of its outstanding 8% Senior Notes due 2013 (the “2005 Notes”) and all of its outstanding 11%/13% Third Lien Senior Secured Notes due 2013 (the “2009 Notes” and, together with the 2005 Notes, the “Notes”), the requisite consents to adopt proposed amendments to each indenture governing the Notes and, in the case of the 2009 Notes, to the related security documents (the “Proposed Amendments”). The Proposed Amendments would, among other things, (i) eliminate substantially all of the restrictive covenants contained in the indentures, (ii) eliminate or modify certain events of default contained in the indentures, (iii) eliminate or modify related provisions contained in the indentures and (iv) with respect to the 2009 Notes, eliminate certain conditions to covenant defeasance contained in the indenture governing such notes and release the liens in respect of such notes.
The Company announced that consents had been delivered with respect to (i) $94,925,000 of the 2005 Notes, representing approximately 97.1% of the outstanding aggregate principal amount of 2005 Notes, which notes had been validly tendered (and not validly withdrawn) as of 5:00 p.m., New York City time, on April 21, 2011 (the “Consent Date”), and (ii) $47,956,282 of the 2009 Notes, representing 100.0% of the outstanding aggregate principal amount of 2009 Notes, which notes had been validly tendered (and not validly withdrawn) as of the Consent Date. In conjunction with receiving the requisite consents, the Company, the guarantors party to the applicable indenture and U.S. Bank National Association, as trustee, executed supplemental indentures with respect to each indenture governing the Notes implementing the Proposed Amendments. The supplemental indentures became effective upon execution, but the Proposed Amendments will not become operative until acceptance of the Notes for purchase by the Company pursuant to the terms and conditions described in the Offer to Purchase (as defined below).
The tender offers and consent solicitations are being made upon the terms and subject to the conditions set forth in the related Offer to Purchase and Consent Solicitation Statement dated April 8, 2011 (the “Offer to Purchase”). Holders who validly tendered their Notes and delivered their consents (and did not validly withdraw such Notes or revoke such consents) on or prior to the Consent Date are eligible to receive the applicable total consideration. A holder’s right to validly withdraw tendered Notes and validly revoke delivered consents expired on the Consent Date.

The Company’s obligation to accept for purchase and to pay for the Notes validly tendered (and not validly withdrawn) and consents validly delivered (and not validly revoked), pursuant to the Offer to Purchase, is subject to, and conditioned upon, certain conditions, including: (a) the receipt by the Company of the proceeds from a previously announced issuance of new senior secured notes and the concurrent amendment and restatement of the Company’s existing revolving credit facility; (b) the receipt of the consents of holders of at least a majority of the outstanding aggregate principal amount of each of the 2005 Notes and the 2009 Notes, which condition has been satisfied; (c) the execution of the supplemental indentures giving effect to the Proposed Amendments, which condition has been satisfied; and (d) the satisfaction of other general conditions set forth in the Offer to Purchase.
Upon acceptance by the Company, holders who validly tendered (and did not validly withdraw) their Notes on or prior to the Consent Date will receive: (i) with respect to 2005 Notes, total consideration of $1,020 per $1,000 principal amount of such Notes, which includes $990 as the tender offer consideration and $30 as a consent payment, and (ii) with respect to 2009 Notes, total consideration of $1,110 per $1,000 principal amount of such Notes, which includes $1,080 as the tender offer consideration and $30 as a consent payment. In addition, accrued interest up to, but not including, the applicable payment date of the Notes, expected to be on April 26, 2011, will be paid in cash on all Notes validly tendered and accepted by the Consent Date.
Holders who validly tender their Notes after the Consent Date, but on or prior to 11:59 p.m., New York City time, on May 5, 2011, unless extended or earlier terminated by the Company (the “Expiration Date”), and whose Notes are accepted for payment, will receive: (i) with respect to 2005 Notes, the tender offer consideration equal to $990 per $1,000 principal amount of such Notes, and (ii) with respect to 2009 Notes, the tender offer consideration equal to $1,080 per $1,000 principal amount of such Notes. In addition, accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all Notes validly tendered and accepted after the Consent Date but prior to the Expiration Date. Holders of Notes who tender after the Consent Date will not receive a consent payment.
Any Notes not tendered and purchased pursuant to the tender offers will remain outstanding, and the holders thereof will be bound by the Proposed Amendments contained in the applicable supplemental indenture even though they have not consented to the Proposed Amendments. The Company intends to redeem any Notes that remain outstanding after the consummation of the Tender Offers in accordance with the terms of the applicable indenture.
None of the Company’s board of directors, the dealer manager and solicitation agent or any other person makes any recommendation as to whether holders of Notes should tender their Notes or deliver the related consents, and no one has been authorized to make such a recommendation.
This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The complete terms and conditions of the tender offers and consent solicitations are set forth in an Offer to Purchase and Consent Solicitation Statement dated April 8, 2011 and the related Consent and Letter of Transmittal (the “Offer Documents”) that were sent to holders of the Notes. In any jurisdiction where the laws require the tender offers and consent solicitations to be made by a licensed broker or dealer, the tender offers and consent solicitations will be deemed made on behalf of the Company by Credit Suisse Securities (USA) LLC, or one or more registered brokers or dealers under the laws of such jurisdiction.
The Company has engaged Credit Suisse Securities (USA) LLC to act as dealer manager and solicitation agent and D.F. King & Co., Inc. to act as the depositary and information agent for the tender offers and consent solicitations. Questions regarding the tender offers or consent solicitations may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll-free) or at (212) 538-2147 (collect).

Requests for the Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for bankers and brokers) or (888) 628-9011 (for all others).
About Commercial Vehicle Group, Inc.
Commercial Vehicle Group, Inc. is a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agriculture markets and the specialty and military transportation markets. The Company’s products include static and suspension seat systems, electrical wire harness assemblies, controls and switches, structures and components, interior trim systems (including instrument panels, door panels, headliners, cabinetry and floor systems), mirrors and wiper systems specifically designed for applications in commercial vehicles. The Company, headquartered in New Albany, Ohio, has operations throughout North America, Europe and Asia. Information about the Company and its products is available on the internet at www.cvgrp.com.
Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. The forward-looking statements contained in this press release include statements related to the completion of the tender offers and consent solicitations, which is subject to the satisfaction or waiver of several conditions, including the consummation of the Company’s proposed senior secured notes offering and market and other customary conditions. There can be no assurance that the notes offering or the tender offers and consent solicitations will ultimately be consummated as described or at all. Important assumptions and other important factors could cause actual results to differ materially from those expected. Please refer to the Company’s annual, quarterly and current reports on file with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business. Except to the extent required by applicable federal securities laws, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
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